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                                                                    EXHIBIT 16.1


ALEX N. CHAPLAN & ASSOCIATES
--------------------------------------------------------------------------------
Certified Public Accountant                    23622 Calabasas Road, Suite 107 A
                                                    Calabasas, California  91302
                                                                  (818) 591-1901
                                                              FAX (818) 222-0727


April 8, 1999

Securities and Exchange Commission
Washington, D.C.   20549

Gentlemen:

We were previously principal accountants for Electropure, Inc. and, under the date of January 29, 1998, we reported on the financial statements of Electropure, Inc. as of and for the years ended October 31, 1996 and 1997. On or about June 16, 1998, the Company retained the independent accounting firm of Kelly & Company to conduct an audit of its books and records. We have read Electropure, Inc.'s statements included under Item 8 of its Form 10-KSB for the fiscal year ended October 31, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Electropure, Inc.'s statement that they have not consulted with any other accounting firm on the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Electropure, Inc.'s financial statements, any disagreements, or a reportable event.


Very truly yours,

ALEX N. CHAPLAN & ASSOCIATES

/S/  ALEX N. CHAPLAN

Alex N. Chaplan, CPA